EXHIBIT 10 TERMINATION AGREEMENT

                              TERMINATION AGREEMENT

     This Termination Agreement (the "Termination Agreement") is entered into as of August 1, 2002 ("Effective Date"), by and between International Wireless, Inc., a Maryland corporation, with its principal place of business at 120 Presidential Way, Woburn, Massachusetts 01801 ("IWIN"), and Graham F. Paxton, a Massachusetts resident who resides at Apartment 27 C, 1 Avery Street, Boston, Massachusetts 02111 (PAXTON) WITNESSETH:

     WHEREAS, IWIN and PAXTON entered into an Employment Agreement on March 29, 2002 whereby PAXTON was named President and Chief Executive Officer and a member of the Board of Directors of IWIN ("Employment Agreement");

     WHEREAS IWIN and PAXTON desire to terminate said Employment Agreement including the resignation of PAXTON from the Board of Directors of IWIN as of July 31, 2002 (the "Termination Date") as more particularly set forth herein; and

     WHEREAS IWIN and PAXTON agree that the termination of the Employment Agreement is by mutual consent and not due to cause.

     NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements contained herein, IWIN and PAXTON hereto agree as follows:

     1. PAXTON is to return all properties belonging to IWIN including the Toshiba Laptop, docking station and peripherals paid for by IWIN, the IWIN Debit Card, the IWI office keys and building entrance scan card, and any other properties belonging to IWIN in his possession. At the same time, IWIN is to return all of PAXTON's personal belongings in its possession to PAXTON.

     2. IWIN is to execute a note bearing simple interest of 6%, commencing August 1, 2002, for the amount of $125,000.00 loaned to IWIN by PAXTON due on or before February 28, 2003, and attached as Exhibit A.

     a. As long as said executed note is not paid in full and up to the total remaining balance of said note, IWIN shall pay for the August 2002 through February 2003 lease payment on the 2002 BMW 745i currently leased in the name of IWIN and in the possession of PAXTON and deduct $1,200.00 per month for a total of $8,400.00 from said $125,000.00 loaned to IWIN by PAXTON.

     b. At the earlier of the end of February 2003 or the payment of said executed note including interest in full, GRAHAM has the option to either take over the lease on the 2002 BMW 745i currently leased in the name of IWIN and in his possession or turn it over to IWIN as of that date.

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     c. IWIN shall pay ten (10%)  percent of any and all monies  raised from the sale of equity by IWIN on its behalf towards the payments of principal and interest on said note as long as said note is not paid in full. At all events, the total interest and principal less any money paid by means of Paragraph 2a and 2b above shall be due on or before February 28, 2003.

     3. PAXTON hereby relinquishes any rights to any shares in IWIN that he may have had a right to claim in accordance with Section 3(c) and Section 5 (e) of the Employment Agreement.

     4. In consideration for the mutual release set forth herein, the payment of PAXTON's rent for Apartment 27 C, 1 Avery Street, Boston, Massachusetts from September 1, 2002 through March 31, 2003 currently leased in the name of IWIN and in the possession of PAXTON, the reassignment of the remainder of the lease from April 1, 2003 from IWIN to PAXTON, and the issuance of 250,000 options to purchase IWIN shares at $1.05 per share for the next 12 months terminating on August 1, 2003 in accordance with the Employment Agreement, said Employment Agreement shall terminate and PAXTON shall resign from IWIN's Board of Directors as of the Termination Date and neither party shall have any further rights obligations under the said Employment Agreement. Nothing in this Termination Agreement shall be construed to require IWIN to make any payments to compensate PAXTON for any adverse tax effect associated with any payments or for any deduction or withholding from any payment.

     5. IWIN hereby agrees to allow PAXTON to pursue an independent business relationship with Global E-Pay, Inc., a Delaware corporation and with Wireless Money of Massachusetts.

     6. Except with respect to the items listed in Paragraphs 1, 2, 3 and 4 above, each party hereby releases the other party from all claims, demands, debts liabilities, costs, expenses, including attorney's fees, of any kind whatsoever, known or unknown, which each party or may have against the other including under the Employment Agreement as of the Termination Date.

     7. This Termination Agreement and each of the terms hereof shall be confidential, between IWIN it employees and agents and PAXTON, and each agrees not to disclose to others the terms hereof except to its accountants or attorneys or as required by law.

     8. IWIN, its agents and employees and PAXTON agrees not to engage in any form of conduct, or make statements or representations, that disparage or otherwise harm the other party's reputation, good will or commercial interest.

     9. PAXTON shall cooperate fully with IWIN in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of IWIN which relate to events or occurrences that transpires while the Employment Agreement was in force. PAXTON's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the IWIN at mutually convenient times. PAXTON also shall cooperate fully with IWIN in connection with any

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investigation or review of any federal,  state or local regulatory  authority as any such investigation or review relates to events or occurrences that transpires.

     10. Any controversy or claim arising out of or relating to this Termination Agreement or the breach thereof or otherwise arising out of this Termination Agreement (including, without limitation, any claims of unlawful discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than PAXTON or IWIN may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 10 shall be specifically enforceable. Notwithstanding the foregoing, this Section 10 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 10.

     11. Both PAXTON and IWIN hereby agree to continue in full force the terms set forth in the "Employee Inventions, Non-disclosure and Non-competition Agreement" dated April 1, 2002 and attached to this Termination Agreement as Exhibit C.

     12. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the First Circuit.

     13. To the extent that any court action is permitted consistent with or to enforce Section 9 of this Termination Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, PAXTON hereby agrees to (a) submit to the personal jurisdiction of such courts; (b) consent to service of process; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     14. This Termination Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior representations, understandings or agreements, whether written or oral, between the parties with respect to any related subject matter, except those items named as exhibits and attached herein.

     15. Neither IWIN nor the PAXTON may make any assignment of this Termination Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that IWIN may assign its

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rights under this  Termination  Agreement with the specific consent of PAXTON in the event that IWIN shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer  all or  substantially  all of its  properties  or  assets to any other
corporation,   partnership,  organization  or  other  entity.  This  Termination
Agreement shall inure to the benefit of and be binding upon IWIN and PAXTON, their respective successors, executors, administrators, heirs and permitted assigns.

     16. If any portion or provision of this Termination Agreement (including, without limitation, any portion or provision of any section of this Termination Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Termination Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Termination Agreement shall be valid and enforceable to the fullest extent permitted by law.

     17. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Termination Agreement, or the waiver by any party of any breach of this Termination Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     18. Any notices, requests, demands and other communications provided for by this Termination Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to PAXTON at the last address PAXTON has filed in writing with IWIN or, in the case of IWIN, at its main offices, attention of the Chairman or Chief Executive Officer, and shall be effective on the date of delivery in person or by courier or fifteen (15) days after the date mailed.

     19. This Agreement may be amended or modified only by a written instrument signed by PAXTON and by the Board of Directors of IWIN.

     20. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

     IN WITNESS WHEREOF, IWIN and PAXTON has caused this Termination Agreement to be signed and delivered as date first written above.

INTERNATIONAL WIRELESS, INC.

By: /s/ Ira R. Weiss                                /s/ Graham Paxton
   ---------------------------                     ---------------------
Name:  Dr. Ira R. Weiss                              Graham F. Paxton
Title:  Chairman of the Board

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                                    Exhibit A

                                      Note
                                 PROMISSORY NOTE

                                 August 1, 2002

     FOR VALUE RECEIVED, the undersigned, International Wireless, Inc., a Maryland corporation, with its principal place of business at 120 Presidential Way, Woburn, Massachusetts 01801 (hereinafter referred to as the "Borrower"), promises to pay the order of Graham F. Paxton (together with any subsequent holders of this Note, the "Lender"), a Massachusetts resident who resides at Apartment 27 C, 1 Avery Street, Boston, Massachusetts, the principal sum of

                  ONE HUNDRED AND TWENTY FIVE THOUSAND DOLLARS

($125,000) as has been advanced by the Lender to the Borrower and is outstanding, together with interest on the unpaid principal balance hereof which shall accrue as simple interest on the last day of each month at a fixed rate per annum equal to six percent (6%), at a rate of one half of a percent (0.5%) per month, to be calculated on the total balance at the end of each month. Compounded interest shall be treated as additional advances to be added to principal hereunder. In the absence of demonstrable error, the books and records of the Borrower shall constitute conclusive evidence of the unpaid principal balance hereof from time to time. Both Borrower and Lender agree that these books and records are accurate at the time of signing this note and further agree that Lender has lent the sum of $125,000 in principal as of the date of this Note.

As long as said executed promissory note is not paid in full and up to the total remaining balance of said promissory note, Borrower shall pay for the August 2002 through February 2003 lease payment on the 2002 BMW 745i currently leased in the name of the Borrower and in the possession of the Lender and deduct $1,200.00 per month for a total of $8,400.00 from said $125,000.00 loaned to Borrower by Lender.

At the earlier of the end of February 2003 or the payment of said executed promissory note including interest in full, Lender has the option to either take over the lease on the 2002 BMW 745i currently leased in the name of Borrower and in his possession or turn it over to Lender as of that date.

Borrower shall pay ten (10%) percent of any and all monies raised from the sale of equity by Borrower on its behalf towards the payments of principal and interest on said note as long as said note is not paid in full. At all events, the total interest and principal less any money paid by means of this promissory note shall be due on or before February 28, 2003, hereinafter referred to as "Due Date."

This Note may be prepaid in whole or in part at any time. The Lender may, in its sole discretion and at the request of the Borrower, re-lend amounts that have been repaid by the Borrower hereunder.

All payments hereunder shall be payable in lawful currency of the United States of America. Interest shall be calculated on the basis of a year consisting of 365 days and payable for the actual number of days elapsed. All payments shall be applied first to interest and then to principal due hereunder.

All notices required or permitted to be given hereunder shall be in writing and shall be effective when mailed, postage prepaid, by registered or certified mail, addressed to the relevant party at the address set forth in the introduction, or to such other address as either the Borrower or the Lender may from time to time specify by like notice.

Any controversy or claim arising out of or relating to this Promissory Note or the breach thereof or otherwise arising out of this Promissory Note shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than the Lender or the Borrower may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section shall be specifically enforceable. Notwithstanding the foregoing, this Section shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section.

This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the First Circuit.

To the extent that any court action is permitted consistent with or to enforce this Promissory Note, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts.

If any portion or provision of this Promissory Note (including, without limitation, any portion or provision of any section of this Promissory Note) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Promissory Note, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Promissory Note shall be valid and enforceable to the fullest extent permitted by law.

No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Promissory Note, or the waiver by any party of any breach of this Promissory Note, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

Any notices, requests, demands and other communications provided for by this Promissory Note shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the last address the Borrower have filed in writing with the Lender or, in the case of the Lender, at its last address of record, and shall be effective on the date of delivery in person or by courier or fifteen (15) days after the date mailed.

This Agreement may be amended or modified only by a written instrument signed by the Lender and by the Board of Directors of the Borrower.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note, under seal, on the day and year first above written.

                                       International Wireless, Inc. ("Borrower")

                                     By: /s/ Ira R. Weiss
                                        --------------------------
                                        Dr. Ira R. Weiss, Chairman


                                     By: /s/ Michael Dewar
                                        --------------------------
                                        Michael Dewar
                                        Chief Operating Officer


                                        Graham F. Paxton ("Lender")

                                     By: /s/ Graham F. Paxton
                                        ---------------------------
                                        Graham F. Paxton